Exhibit 99.1

MYR Group Inc. Announces First-Quarter 2020 Results

Rolling Meadows, Ill., April 29, 2020 – MYR Group Inc. (“MYR”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and western Canada, announced today its first-quarter 2020 financial results.

Highlights

•	First quarter revenues of $518.5 million
•	First-quarter net income attributable to MYR of $9.9 million, or $0.59 per diluted share
•	First-quarter EBITDA of $27.4 million
•	Record backlog of $1.54 billion

Management Comments

Rick Swartz, MYR’s President and CEO, said, “Our first-quarter 2020 financial results included $518.5 million of revenues, a 10.8 percent increase over the first quarter of 2019, and increases in gross profit, earnings per share, net income and EBITDA. Backlog in the first quarter was $1.54 billion, a slight increase over our record backlog in fourth quarter of 2019. We had a solid start in 2020 due to our strong market position, large array of project activity and a very active bidding environment. Our first quarter financial results were minimally impacted by the COVID-19 pandemic as most of our operations are considered critical and essential businesses and social distancing orders around the country did not start until the last month of the quarter. We cannot predict the total impact to our future business until the stay-at-home orders are lifted and the economy starts to rebound in the months ahead. We are fortunate to be in an industry that constructs, maintains and supports critical electric infrastructure. As a leader in the electrical construction industry we remain focused, on keeping our people safe, providing superior service to our clients and supporting our communities during this difficult time.”

First Quarter Results

MYR reported first-quarter 2020 revenues of $518.5 million, an increase of $50.4 million, or 10.8 percent, compared to the first quarter of 2019. Specifically, our Transmission and Distribution (“T&D”) segment reported revenues of $259.3 million for the first quarter of 2020, a decrease of $13.2 million, or 4.9 percent, from the first quarter of 2019, primarily due to reduced volume on a medium-size transmission project that is nearing completion. Our Commercial and Industrial (“C&I”) segment reported revenues of $259.2 million for the first quarter of 2020, an increase of $63.7 million, or 32.6 percent, from the first quarter of 2019, primarily due to incremental revenues from the CSI Electrical Contractors, Inc (“CSI”) acquisition, partially offset by a decrease due to the timing of activity on various-sized projects along with a slowdown of work related to the COVID-19 pandemic.

Consolidated gross profit increased to $61.6 million in the first quarter of 2020, an increase of $18.7 million or 43.7 percent, from the first quarter of 2019. The increase in gross profit was due to higher revenues and margins. Gross margin was 11.9 percent for the first quarter of 2020 compared to 9.2 percent for the first quarter of 2019. The increase in gross margin was primarily due to better-than-anticipated productivity on certain projects, partially offset by labor inefficiencies on certain projects, some of which we are in ongoing negotiations to receive reimbursement and inclement weather experienced on certain projects. Changes in estimates of gross profit on certain projects resulted in a gross margin increase of 0.1 percent and decrease of 0.8 percent for the first quarter of 2020 and 2019, respectively.

Selling, general and administrative expenses (“SG&A”) increased to $45.0 million in the first quarter of 2020, compared to $33.0 million for the first quarter of 2019. The period-over-period increase was primarily due to the acquisition of CSI along with higher employee-related expenses to support the growth in our operations.

Income tax expense was $4.1 million for the first quarter of 2020, with an effective tax rate of 29.1 percent, compared to income tax expense of $2.5 million for the first quarter of 2019, with an effective tax rate of 27.8 percent. The period-over-period increase was primarily due to excess tax expense pertaining to the vesting of stock awards related to our stock compensation program along the impact of foreign earnings and the associated impact of the global intangible low tax income (“GILTI”).

For the first quarter of 2020, net income attributable to MYR Group Inc. was $9.9 million, or $0.59 per diluted share attributable to MYR Group Inc., compared to $7.4 million, or $0.44 per diluted share, for the same period of 2019. First-quarter 2020 EBITDA, a non-GAAP financial measure, was $27.4 million, compared to $20.9 million in the first quarter of 2019.

Backlog

As of March 31, 2020, MYR's backlog was $1.54 billion, compared to $1.50 billion as of December 31, 2019. As of March 31, 2020, T&D backlog was $456.8 million, and C&I backlog was $1.08 billion. Total backlog at March 31, 2020 increased $404.3 million, or 35.6 percent, from the $1.14 billion reported at March 31, 2019.

Balance Sheet

As of March 31, 2020, MYR had $185.1 million of borrowing availability under its revolving credit facility.

Non-GAAP Financial Measures

To supplement MYR’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), MYR uses certain non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. MYR’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

MYR believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results, (ii) permit investors to view MYR’s performance using the same tools that management uses to evaluate MYR’s past performance, reportable business segments and prospects for future performance, (iii) publicly disclose results that are relevant to financial covenants included in MYR’s credit facility and (iv) otherwise provide supplemental information that may be useful to investors in evaluating MYR.

Conference Call

MYR will host a conference call to discuss its first-quarter 2020 results on Thursday, April 30, 2020 at 9:00 a.m. Central time. To participate in the conference call via telephone, please dial (877) 561-2750 (domestic) or (763) 416-8565 (international) and enter conference ID 6289207, at least five minutes prior to the start of the event. A replay of the conference call will be available through Thursday, May 7, 2020, at 1:00 P.M. Eastern time, by dialing (855) 859-2056 or (404) 537-3406 and entering conference ID 6289207. MYR will also broadcast the conference call live via the internet. Interested parties may access the webcast through the Investor Relations section of MYR's website at www.myrgroup.com. Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The webcast will be available until Thursday, May 7, 2020 at 1:00 P.M. Eastern time.

About MYR

MYR is a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets throughout the United States and western Canada who have the experience and expertise to complete electrical installations of any type and size. Their comprehensive services on electric transmission and distribution networks and substation facilities include design, engineering, procurement, construction, upgrade, maintenance and repair services. Transmission and distribution customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Commercial and industrial electrical contracting services are provided to general contractors, commercial and industrial facility owners, local governments and developers generally throughout the United States and western Canada. For more information, visit myrgroup.com.

Forward-Looking Statements

Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “likely,” “unlikely,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

MYR Group Inc. Contact:

Betty R. Johnson, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com

Investor Contact:

David Gutierrez, Dresner Corporate Services, 312-780-7204, dgutierrez@dresnerco.com

Financial tables follow…

MYR GROUP INC.

Consolidated Balance Sheets

As of March 31, 2020 and December 31, 2019

	March 31,	December 31,
(in thousands, except share and per share data)	2020	2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,997	$12,397
Accounts receivable, net of allowances of $3,140 and $3,364, respectively	349,189	388,479
Contract assets, net of allowances of $432 and $147, respectively	223,718	217,109
Current portion of receivable for insurance claims in excess of deductibles	11,066	6,415
Refundable income taxes	—	1,973
Other current assets	10,832	12,811
Total current assets	628,802	639,184
Property and equipment, net of accumulated depreciation of $276,252 and $272,865, respectively	184,466	185,344
Operating lease right-of-use assets	23,911	22,958
Goodwill	66,043	66,060
Intangible assets, net of accumulated amortization of $12,108 and $10,880, respectively	53,670	54,940
Receivable for insurance claims in excess of deductibles	27,079	30,976
Investment in joint ventures	5,391	4,722
Other assets	3,884	3,687
Total assets	$993,246	$1,007,871

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$8,127	$8,737
Current portion of operating lease obligations	6,603	6,205
Current portion of finance lease obligations	1,137	1,135
Accounts payable	174,278	192,107
Contract liabilities	100,635	105,486
Current portion of accrued self-insurance	22,756	18,780
Other current liabilities	64,708	64,364
Total current liabilities	378,244	396,814
Deferred income tax liabilities	21,227	20,945
Long-term debt	153,257	157,087
Accrued self-insurance	43,948	48,024
Operating lease obligations, net of current maturities	17,427	16,884
Finance lease obligations, net of current maturities	48	338
Other liabilities	4,109	3,304
Total liabilities	618,260	643,396
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.01 par value per share; 4,000,000 authorized shares;
none issued and outstanding at March 31, 2020 and December 31, 2019	—	—
Common stock—$0.01 par value per share; 100,000,000 authorized shares;
16,684,917 and 16,648,616 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	166	166
Additional paid-in capital	153,477	152,532
Accumulated other comprehensive loss	(359)	(446)
Retained earnings	221,698	212,219
Total stockholders' equity attributable to MYR Group Inc.	374,982	364,471
Noncontrolling interest	4	4
Total stockholders’ equity	374,986	364,475
Total liabilities and stockholders’ equity	$993,246	$1,007,871

MYR GROUP INC.

Unaudited Consolidated Statements of Operations and Comprehensive Income

Three Months Ended March 31, 2020 and 2019

	Three months ended
	March 31,
(in thousands, except per share data)	2020	2019

Contract revenues	$518,470	$468,094
Contract costs	456,838	425,218
Gross profit	61,632	42,876
Selling, general and administrative expenses	45,046	32,987
Amortization of intangible assets	1,228	734
Gain on sale of property and equipment	(1,050)	(471)
Income from operations	16,408	9,626
Other income (expense):
Interest income	2	—
Interest expense	(1,513)	(1,205)
Other income (expense), net	(895)	746
Income before provision for income taxes	14,002	9,167
Income tax expense	4,070	2,547
Net income	9,932	6,620
Less: net loss attributable to noncontrolling interest	—	(733)
Net income attributable to MYR Group Inc.	$9,932	$7,353
Income per common share attributable to MYR Group Inc.:
—Basic	$0.60	$0.45
—Diluted	$0.59	$0.44
Weighted average number of common shares and potential common shares outstanding:
—Basic	16,627	16,514
—Diluted	16,742	16,658

Net income	$9,932	$6,620
Other comprehensive income (loss):
Foreign currency translation adjustment	87	(77)
Other comprehensive income (loss)	87	(77)
Total comprehensive income	10,019	6,543
Less: net loss attributable to noncontrolling interest	—	(733)
Total comprehensive income attributable to MYR Group Inc.	$10,019	$7,276

MYR GROUP INC.

Unaudited Consolidated Statements of Cash Flows

Three Months Ended March 31, 2020 and 2019

	Three months ended
	March 31,
(in thousands)	2020	2019

Cash flows from operating activities:
Net income	$9,932	$6,620
Adjustments to reconcile net income to net cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	10,641	9,815
Amortization of intangible assets	1,228	734
Stock-based compensation expense	1,080	951
Deferred income taxes	236	(315)
Gain on sale of property and equipment	(1,050)	(471)
Other non-cash items	(305)	(56)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	38,089	(9,380)
Contract assets, net	(7,467)	(27,615)
Receivable for insurance claims in excess of deductibles	(754)	1,178
Other assets	5,195	(849)
Accounts payable	(18,091)	38,220
Contract liabilities	(4,697)	(30,033)
Accrued self insurance	(77)	(580)
Other liabilities	1,283	3,576
Net cash flows provided by (used in) operating activities	35,243	(8,205)
Cash flows from investing activities:
Proceeds from sale of property and equipment	870	832
Purchases of property and equipment	(9,138)	(9,911)
Net cash flows used in investing activities	(8,268)	(9,079)
Cash flows from financing activities:
Net borrowings (repayments) under revolving lines of credit	(2,263)	21,609
Payment of principal obligations under equipment notes	(2,177)	(1,455)
Payment of principal obligations under finance leases	(312)	(230)
Proceeds from exercise of stock options	82	282
Repurchase of common shares	(425)	(778)
Other financing activities	23	(8,364)
Net cash flows provided by (used in) financing activities	(5,072)	11,064
Effect of exchange rate changes on cash	(303)	51
Net increase (decrease) in cash and cash equivalents	21,600	(6,169)
Cash and cash equivalents:
Beginning of period	12,397	7,507
End of period	$33,997	$1,338

MYR GROUP INC.

Unaudited Consolidated Selected Data,

Unaudited Performance Measure and Reconciliation of Non-GAAP Measure

Three and Twelve Months Ended March 31, 2020 and 2019

	Three months ended		Last twelve months ended
	March 31,		March 31,
(dollars in thousands, except share and per share data)	2020	2019	2020		2019

Summary Statement of Operations Data:
Contract revenues	$518,470	$468,094	$2,121,535		$1,653,652
Gross profit	$61,632	$42,876	$232,914		$174,183
Income from operations	$16,408	$9,626	$63,960		$51,531
Income before provision for income taxes	$14,002	$9,167	$55,277		$44,300
Income tax expense	$4,070	$2,547	$15,751		$12,030
Net income attributable to MYR Group Inc.	$9,932	$7,353	$40,269		$32,796
Tax rate	29.1%	27.8%	28.5%		27.2%

Per Share Data:
Income per common share attributable to MYR Group Inc.:
- Basic	$0.60	$0.45	$2.42	(1)	$2.00	(1)
- Diluted	$0.59	$0.44	$2.40	(1)	$1.97	(1)
Weighted average number of common shares
and potential common shares outstanding:
- Basic	16,627	16,514	16,615	(2)	16,489	(2)
- Diluted	16,742	16,658	16,727	(2)	16,628	(2)

	March 31,	December 31,	March 31,	March 31,
(in thousands)	2020	2019	2019	2018

Summary Balance Sheet Data:
Total assets	$993,246	$1,007,871	$795,218	$591,591
Total stockholders’ equity attributable to MYR Group Inc.	$374,982	$364,471	$330,727	$293,428
Goodwill and intangible assets	$119,713	$121,000	$89,134	$57,708
Total funded debt (3)	$161,384	$165,824	$109,946	$67,381

	Last twelve months ended
	March 31,
	2020	2019
Financial Performance Measure (4):
Reconciliation of Non-GAAP measure:
Net income attributable to MYR Group Inc.	$40,269	$32,796
Interest expense, net	6,527	4,112
Tax impact of interest	(1,860)	(1,118)
EBIT, net of taxes (5)	$44,936	$35,790

See notes at the end of this earnings release.

MYR GROUP INC.

Unaudited Performance Measures and Reconciliation of Non-GAAP Measures

Three and Twelve Months Ended March 31, 2020 and 2019

	Three months ended		Last twelve months ended
	March 31,		March 31,
(in thousands, except share, per share data, ratios and percentages)	2020	2019	2020	2019

Financial Performance Measures (4):
EBITDA (6)	$27,382	$20,921	$107,640	$89,482
EBITDA per Diluted Share (7)	$1.64	$1.26	$6.44	$5.38
Free Cash Flow (8)	$26,105	$(18,116)	$51,292	$8,433
Book Value per Period End Share (9)	$22.32	$19.74
Tangible Book Value (10)	$255,269	$241,593
Tangible Book Value per Period End Share (11)	$15.19	$14.42
Funded Debt to Equity Ratio (12)	0.43	0.33
Asset Turnover (13)			2.67	2.80
Return on Assets (14)			5.1%	5.5%
Return on Equity (15)			12.2%	11.2%
Return on Invested Capital (18)			10.2%	10.0%

Reconciliation of Non-GAAP Measures:
Reconciliation of Net income attributable to MYR Group Inc. to EBITDA:
Net income attributable to MYR Group Inc.	$9,932	$7,353	$40,269	$32,796
Net income - noncontrolling interests	—	(733)	(743)	(526)
Net income	9,932	6,620	39,526	32,270
Interest expense, net	1,511	1,205	6,527	4,112
Income tax expense	4,070	2,547	15,751	12,030
Depreciation and amortization	11,869	10,549	45,836	41,070
EBITDA (6)	$27,382	$20,921	$107,640	$89,482

Reconciliation of Net Income attributable to MYR Group Inc. per Diluted Share to EBITDA per Diluted Share:
Net income attributable to MYR Group Inc. per share	$0.59	$0.44	$2.40	$1.97
Net income - noncontrolling interests per share	—	(0.04)	(0.04)	(0.03)
Net income per share	0.59	0.40	2.36	1.94
Interest expense, net, per share	0.09	0.07	0.39	0.25
Income tax expense per share	0.24	0.15	0.94	0.72
Depreciation and amortization per share	0.72	0.64	2.75	2.47
EBITDA per Diluted Share (7)	$1.64	$1.26	$6.44	$5.38

Calculation of Free Cash Flow:
Net cash flow from operating activities	$35,243	$(8,205)	$108,347	$54,551
Less: cash used in purchasing property and equipment	(9,138)	(9,911)	(57,055)	(46,118)
Free Cash Flow (8)	$26,105	$(18,116)	$51,292	$8,433

Reconciliation of Book Value to Tangible Book Value:
Book value (total stockholders' equity attributable to MYR Group Inc.)	$374,982	$330,727
Goodwill and intangible assets	(119,713)	(89,134)
Tangible Book Value (10)	$255,269	$241,593

Reconciliation of Book Value per Period End Share
to Tangible Book Value per Period End Share:
Book value per period end share	$22.32	$19.74
Goodwill and intangible assets per period end share	(7.13)	(5.32)
Tangible Book Value per Period End Share (11)	$15.19	$14.42

Calculation of Period End Shares:
Shares outstanding	16,685	16,610
Plus: Common equivalents	115	144
Period End Shares (16)	16,800	16,754

	March 31,	March 31,	March 31,
	2020	2019	2018
Reconciliation of Invested Capital to Stockholders Equity:
Book value (total stockholders' equity attributable to MYR Group Inc.)	$374,982	$330,727	$293,428
Plus: Total funded debt	161,384	109,946	67,381
Less: Cash and cash equivalents	(33,997)	(1,338)	(1,719)
Invested Capital (17)	$502,369	$439,335	$359,090

See notes at the end of this earnings release.

(1)	Last-twelve-months earnings per share is the sum of earnings per share attributable to MYR Group Inc. reported in the last four quarters.
(2)	Last-twelve-months weighted average basic and diluted shares attributable to MYR Group Inc. were determined by adding the weighted average shares reported for the last four quarters and dividing by four.
(3)	Funded debt includes outstanding borrowings under our revolving credit facility and our outstanding equipment notes.
(4)	These financial performance measures are provided as supplemental information to the financial statements. These measures are used by management to evaluate our past performance, our prospects for future performance and our ability to comply with certain material covenants as defined within our credit agreement, and to compare our results with those of our peers. In addition, we believe that certain of the measures, such as book value, tangible book value, free cash flow, asset turnover, return on equity, and debt leverage are measures that are monitored by sureties, lenders, lessors, suppliers and certain investors. Our calculation of each measure is described in the following notes; our calculation may not be the same as the calculations made by other companies.
(5)	EBIT, net of taxes is defined as net income attributable to MYR Group Inc. plus net interest, less the tax impact of net interest. The tax impact of net interest is computed by multiplying net interest by the effective tax rate. Management uses EBIT, net of taxes, to measure our results exclusive of the impact of financing costs.
(6)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is not recognized under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to net cash flows provided by operating activities as a measure of liquidity. Certain material covenants contained within our credit agreement are based on EBITDA with certain additional adjustments, including our interest coverage ratio and leverage ratio, which we must comply with to avoid potential immediate repayment of amounts borrowed or additional fees to seek relief from our lenders. In addition, management considers EBITDA a useful measure because it provides MYR Group Inc. and its investors with an additional tool to compare MYR Group Inc. operating performance on a consistent basis by removing the impact of certain items that management believes to not directly reflect the company’s core operations. Management further believes that EBITDA is useful to investors and other external users of MYR Group Inc. financial statements in evaluating the company’s operating performance and cash flow because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, useful lives placed on assets, capital structure and the method by which assets were acquired.
(7)	EBITDA per diluted share is calculated by dividing EBITDA by the weighted average number of diluted shares attributable to MYR Group Inc. outstanding for the period. EBITDA per diluted share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(8)	Free cash flow, which is defined as cash flow provided by operating activities minus cash flow used in purchasing property and equipment, is not recognized under GAAP and does not purport to be an alternative to net income attributable to MYR Group Inc., cash flow from operations or the change in cash on the balance sheet. Management views free cash flow as a measure of operational performance, liquidity and financial health.
(9)	Book value per period end share is calculated by dividing total stockholders’ equity attributable to MYR Group Inc. at the end of the period by the period end shares outstanding.
(10)	Tangible book value is calculated by subtracting goodwill and intangible assets outstanding at the end of the period from stockholders’ equity attributable to MYR Group Inc. Tangible book value is not recognized under GAAP and does not purport to be an alternative to book value or stockholders’ equity attributable to MYR Group Inc.
(11)	Tangible book value per period end share is calculated by dividing tangible book value at the end of the period by the period end number of shares outstanding. Tangible book value per period end share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(12)	The funded debt to equity ratio is calculated by dividing total funded debt at the end of the period by total stockholders’ equity attributable to MYR Group Inc. at the end of the period.
(13)	Asset turnover is calculated by dividing the current period revenue by total assets at the beginning of the period.
(14)	Return on assets is calculated by dividing net income attributable to MYR Group Inc. for the period by total assets at the beginning of the period.
(15)	Return on equity is calculated by dividing net income attributable to MYR Group Inc. for the period by total stockholders’ equity attributable to MYR Group Inc. at the beginning of the period.
(16)	Period end shares is calculated by adding average common stock equivalents for the quarter to the period end balance of common stock outstanding. Period end shares is not recognized under GAAP and does not purport to be an alternative to diluted shares. Management views period end shares as a better measure of shares outstanding as of the end of the period.
(17)	Invested capital is calculated by adding net funded debt (total funded debt less cash and marketable securities) to total stockholders’ equity attributable to MYR Group Inc.
(18)	Return on invested capital is calculated by dividing EBIT, net of taxes, less any dividends, by invested capital at the beginning of the period. Return on invested capital is not recognized under GAAP, and is a key metric used by management to determine our executive compensation.